THE GRIFFIN FUNDS, INC.

                            ARTICLES OF SUPPLEMENTARY

               CHANGING THE NAME OF SERIES OF STOCK OF THE COMPANY



     The Griffin Funds, Inc., a Maryland corporation having its principal office in Maryland at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority vested in the Corporation by Article Sixth of the Articles of Incorporation of the Corporation, the Corporation has changed the name of (i) the "Tax-Exempt Money Market Series" to the "Tax-Free Money
Market Series," (ii) the "Municipal Income Series" to the "Municipal Bond Series," (iii) the California Tax-Free Income Series" to the "California Tax-Free Series," (iv) the "Investment Grade Bond Series" to the "Bond Series" and (v) the "Growth and Income Series" to the "Growth & Income Series." The
preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of shares of such Series have not been changed.

     IN WITNESS WHEREOF, The Griffin Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on the 1st day of October, 1993.


WITNESS:                                THE GRIFFIN FUNDS, INC.


/s/ Herbert L. Botts                    By: /s/ William A. Hawkins
Herbert L. Botts, Asst. Sec.                William A. Hawkins, President


     THE UNDERSIGNED, President of The Griffin Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/ William A. Hawkins
                                        William A. Hawkins, President